UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 7, 2006

                                  BUNGE LIMITED
             (Exact name of Registrant as specified in its charter)

         Bermuda                      001-16625                 98-0231912
(State or other jurisdiction       Commission File           (I.R.S. Employer
     of incorporation)                 Number             Identification Number)

             50 Main Street                                       10606
         White Plains, New York                                 (Zip code)
(Address of principal executive offices)


                                 (914) 684-2800
              (Registrant's telephone number, including area code)

                                      N.A.
          (Former name or former address, if changes since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

           On December 12, 2006, Bunge Limited issued a press release relating to the appointment of Larry G. Pillard as a director of Bunge Limited, effective January 1, 2007. Mr. Pillard will serve on the Corporate Governance and Nominations and Finance and Risk Policy Committees of the Board of Directors. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

           In connection with the appointment of Mr. Pillard to the Board of Directors, and in accordance with Bunge Limited's Non-Employee Directors' Equity Incentive Plan (the "Plan"), the Board of Directors granted Mr. Pillard an option to purchase 5,500 common shares of Bunge Limited effective as of January 1, 2007. This option was granted under the terms of the Plan and the applicable form of award agreement and supplements the option to purchase 7,500 common shares that will be automatically granted to Mr. Pillard under the Plan effective as of January 1, 2007. The options become fully vested on January 1, 2008.

Item 9.01  Financial Statements and Exhibits

     (a) None

     (b) None

     (c) Exhibits

     Exhibit No.            Description
     -----------            -----------

     99.1                   Press Release, dated December 12, 2006


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: December 12, 2006


                                            BUNGE LIMITED


                                            By: /S/ CARLA HEISS
                                                --------------------------------
                                                Name:  Carla Heiss
                                                Title: Assistant General Counsel

                                    EXHIBITS



     Exhibit No.            Description
     -----------            -----------

     99.1                   Press Release, dated December 12, 2006